UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events.

On May 9, 2023, Dycom Industries, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. (“BofA”), as administrative agent (in such capacity, the "Administrative Agent”), amending that certain Amended and Restated Credit Agreement, dated as of October 19, 2018 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and the Administrative Agent.

The Amendment to the Existing Credit Agreement replaces the London Interbank Offered Rate (“LIBOR”) with the Secured Overnight Financing Rate (or “SOFR”) term rate and provides that term loans and revolving loans will bear interest at a rate per annum equal to, at the option of the Company, either term SOFR or the base rate, plus, in each case, an applicable margin that will be determined based on the Company’s consolidated net leverage ratio with the applicable margin ranging from 1.25% to 2.00% for term SOFR loans, and from 0.25% to 1.00% for base rate loans. Term SOFR will be a rate per annum equal to the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (or any successor administrator satisfactory to the Administrative Agent) published on the applicable Reuters screen (the “Term SOFR Screen Rate”) for the applicable interest period plus a spread adjustment of 0.10%. If the Company elects to borrow at the base rate, the rate will be, for any day, a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its “prime rate”, and (c) the one-month Term SOFR Screen Rate plus 1.00% and a spread adjustment of 0.10%. The Amendment also amends the Existing Credit Agreement to update the benchmark replacement provisions set forth in the Existing Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Existing Credit Agreement, a copy of which has been previously filed by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of May 9, 2023, among Dycom Industries, Inc., as the Borrower, the subsidiaries of Dycom identified therein, certain lenders named therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and other parties named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2023

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary